FIRST AMENDMENT

TO

AMENDED AND RESTATED PARENT GUARANTY AND INDEMNITY

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PARENT GUARANTY AND INDEMNITY dated as of April 14, 2008 (this “Agreement”), by and among:

(a)	ANTHRACITE CAPITAL, INC., a Maryland corporation (“Guarantor”);

(b)	MORGAN STANLEY MORTGAGE SERVICING LTD. (“Security Trustee”), as security trustee under the Loan Agreement (hereinafter defined); and

(c)	MORGAN STANLEY PRINCIPAL FUNDING, INC., a Delaware corporation (“Agent”).

RECITALS

A.
WHEREAS, AHR Capital MS Limited, a company incorporated in the Republic of Ireland with Company Number 411989 (“Borrower”), Security Trustee, Agent and the other parties thereto are party to that certain Second Amended and Restated Multicurrency Revolving Facility Agreement dated as of February 15, 2008 (the “Loan Agreement”).

B.
WHEREAS, pursuant to that certain Amended and Restated Parent Guaranty and Indemnity dated as of February 15, 2008 (the “Original Guaranty”), made by Guarantor in favor of Security Trustee and Agent, Guarantor, among other things, guaranteed the obligations of Borrower under the Loan Agreement.

C.	Guarantor, Security Trustee and Agent wish to modify certain terms and provisions of the Original Guaranty (as herein amended, the “Guaranty”).

NOW THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, Security Trustee and Agent hereby agree as follows:

1.           Amendment. As and from the date of the Original Guaranty:

1.1           Definitions. Section 1 of the Original Guaranty is hereby amended as follows:

a.         The term “Liquid Assets” is hereby deleted in its entirety and the following shall be substituted therefor:

“Liquid Assets” shall mean (i) cash, United States Treasury Bills, securities issued by an agency of, and guaranteed by, the United States of America, in each case, that is unrestricted and not subject to Liens; and (ii) availability under any Committed Facility that is unrestricted and not subject to Liens, but only to the extent that the items described in (i) above are equal to or greater than seventy-five percent (75%) of the sum of the items described in (i) and such availability.

b.         By adding the following term:

“Committed Facility” shall mean a credit facility under which Guarantor is a borrower and a party reasonably acceptable to Agent and Security Trustee is lender, whereby (i) the lender thereunder is unconditionally committed to make advances to Guarantor upon request by Guarantor (other than any conditions reasonably acceptable to Agent and Security Trustee); (ii) no event of default (or event which with notice or the passage of time, or both, would constitute an event of default) has occurred thereunder; and (iii) the period where such advances may be requested expires more than ninety (90) days from the date of determination.

2.           Representations and Warranties. Guarantor hereby makes to Agent and Security Trustee the representations and warranties set forth in the Original Guaranty. Such representations and warranties are true and correct as though made on and as of the date hereof and after giving effect to this Agreement.

3.           Continuing Effect. As modified by this Agreement, all of the terms of the Guaranty are in full force and effect.  Each and all references to the Guaranty in the Loan Documents (as defined in the Loan Agreement) shall mean the Original Guaranty as amended hereby.

4.           Ratification, Confirmation and Assumption. Guarantor hereby (i) ratifies and confirms all of the obligations of Guarantor under the Original Guaranty (as amended hereby); and (ii) represents, warrants and covenants that, as of the date hereof, Guarantor has no knowledge of any cause of action at law or in equity against Agent, Security Trustee any lender under the Loan Agreement or any of their respective Affiliates (including, without limitation, any offset, defense, deduction or counterclaim) with respect to any of such obligations.

5.           Binding Effect; No Waiver; No Partnership. The provisions of the Original Guaranty as amended hereby shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed (a) to constitute a waiver of any right of Agent and/or Security Trustee Lender under the Loan Documents, or (b) to create a partnership or joint venture between any of the parties hereto.

6.           Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Agent and/or Security Trustee and as may be necessary or appropriate to effectuate the purposes of this Agreement.

7.           Counterparts.  This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

8.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GUARANTOR

ANTHRACITE CAPITAL, INC.
a Maryland corporation

By:	/s/ Chris Milner
	Name:	Chris Milner
	Title:	CEO

AGENT

MORGAN STANLEY PRINCIPAL FUNDING INC.,
a Delaware corporation

By:	/s/ Deborah Goodman
	Name:	Deborah Goodman
	Title:	Vice President

SECURITY TRUSTEE

MORGAN STANLEY MORTGAGE SERVICING LTD.

By:	/s/ Matthew Grefsheim
	Name:	Matthew Grefsheim
	Title:	Director